                                                                    EXHIBIT 10.2

                             SECURED PROMISSORY NOTE


December 31, 1996                                               U.S. $11,000,000
                                                                   Palo Alto, CA



         FOR VALUE RECEIVED, the undersigned, CONNECTIVE THERAPEUTICS, INC., a Delaware corporation ("Maker"), HEREBY PROMISES TO PAY to the order of SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation or its assigns ("Payee"), upon the Payment Dates (as defined below), the aggregate sum of Eleven Million Dollars ($11,000,000) in lawful money of the United States.

         1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement dated December 2, 1996 between Payee, Maker and the other parties named therein.

         2. Maker promises to make payment under this Note on the following dates (each a "Payment Date"):

                  January 7, 1998   $6,000,000
                  January 7, 1999   $5,000,000


         3. This Note is secured by the Intellectual Property (as defined in Section 1.1(f) of the Asset Purchase Agreement) in accordance with a separate security agreement (the "Security Agreement") between Maker and Payee being entered into as of the date hereof to be executed simultaneously with the execution of this Note. Payee has all rights of a secured creditor under California law.

         4. Maker will be deemed to be in default hereunder and the unpaid balance of this Note will become immediately due and payable upon (a) any failure to make the payments required under Section 2 of this Note within thirty
(30) days of the date payment is due or (b) any material breach of the Security Agreement.

         5. Maker has the right to prepay all or any part of this Note, without any penalty or premium of any kind. Any prepayments shall be applied to reduce the next payment due.

         6. The indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner provided below, but only to the extent requested by the holders of the Senior Indebtedness (as defined below), to the prior payment in full of all Senior Indebtedness; provided, that the Payee's security interest in the Intellectual Property shall be senior to any security interest held by the holders of Senior Indebtedness.

                  (a) Maker shall not be obligated to make, and Payee shall not be entitled to demand or receive, except as provided in this Section 6, any payment on account of this Note if, at the time of such proposed payment, (i) any amount in respect of the Senior Indebtedness shall be due and payable or (ii) any default in respect of any Senior Indebtedness shall have occurred and be continuing, unless within 120 days after the occurrence of such default, the maturity of such Senior Indebtedness shall not have been accelerated.

         (b) In the event of any dissolution, winding-up, liquidation or reorganization of Maker, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or other proceedings, upon an assignment for the benefit of creditors or otherwise, (i) all principal of, interest on and other amounts payable in respect of the Senior Indebtedness shall be paid in full before Payee shall be entitled to receive any further payment or distribution in respect of this Note, and (ii) any payment or distribution of any kind to which Payee would be entitled except for the provisions of this paragraph (b) shall be paid or delivered by Maker, or by Payee if received by Payee, directly to the holders of the Senior Indebtedness or their respective representatives (pro rata on the basis of the respective amounts of the Senior Indebtedness held by such holders) for application to the payment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full.

         (c) In any proceeding referred to in paragraph (b) above which is commenced by or against Maker, the holders of the Senior Indebtedness may, and are hereby irrevocably authorized and empowered to, demand, sue for, collect and receive every payment or distribution referred to in paragraph (b) above and take such other action as the holders of the Senior Indebtedness may deem necessary or advisable for the exercise or enforcement of any of their rights or interests in respect of this Note.

         (d) In the event that Payee receives any payment or distribution of any kind or any security in respect of this Note in contravention of any of the terms hereof, such payment, distribution or security shall be received in trust for the benefit of the holders of the Senior Indebtedness and shall promptly be paid over or delivered in the same form as so received to the holders of the Senior Indebtedness for application to the payment of the Senior Indebtedness until the Senior Indebtedness or the current installments thereof, as may be applicable, shall have been paid in full.

         (e) Nothing contained herein shall impair, as between Maker or its creditors, other than the holders of the Senior Indebtedness and Payee, the obligation of Maker to pay to Payee the amounts owed under this Note as and when due and payable in accordance with the terms hereof, or prevent Payee, upon default with respect to this Note, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights of the holders of Senior Indebtedness hereunder.

         (g) "Senior Indebtedness" shall mean, as at the date of determination thereof, all indebtedness of Maker outstanding on the date hereof, which is secured by all or substantially all of the Company's intellectual property. After Maker has made the $6,000,000 payment under Section 2.1 above, Payee agrees to consider in good faith any request by Maker to amend this Note to allow future secured indebtedness of Maker to be included in the foregoing definition of "Senior Indebtedness."

         7. Maker hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest.

         8. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         9. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS WHOLLY MADE AND PERFORMED IN THE STATE OF CALIFORNIA. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable, law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.



                            [Execution Page Follows]

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its fully authorized officer as of the date first above written.

                            CONNECTIVE THERAPEUTICS, INC.



                            By:/s/ Cynthia M. Butitta
                               --------------------------------------------
                                 Cynthia M. Butitta
                                 Vice President, Finance and Administration and Chief Financial Officer



                   [EXECUTION PAGE TO SECURED PROMISSORY NOTE]


                       EXECUTION PAGE TO PROMISSORY NOTE]